As filed with the Securities and Exchange Commission on November 7, 2016

Registration No. 333-202804

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GLOBAL INDEMNITY LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1304287
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Walkers Corporate Limited 27 Hospital Road George Town, Grand Cayman, KY1-9008 Cayman Islands +1345 814 7600	Thomas M. McGeehan Chief Financial Officer c/o Global Indemnity Group, Inc. Three Bala Plaza East, Suite 300 Bala Cynwyd, PA 19004 USA (610) 664-1500
(Address of Principal Executive Offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Katharine A. Martin, Esq.

Bradley L. Finkelstein, Esq.

Lisa L. Stimmel, Esq.

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, California, 94304

Telephone: (650) 493-9300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do no check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
A Ordinary Shares ($0.0001 par value per share)	(1)	(1)	(1)	(1)

(1)	No additional securities are to be registered, and the registration fee was paid upon filing of the original Registration Statement on Form S-3 (File No. 333-202804). Therefore, no further registration fee is required.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statement No. 333-202804 on Form S-3 (the “Registration Statement”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Global Indemnity Limited, a Cayman Islands exempted company (“GI-Cayman”), as successor issuer to Global Indemnity plc, a public limited company incorporated under the laws of Ireland (the “GI-Ireland”). On November 7, 2016 at 5:30 a.m. (Eastern time) (the “Effective Time”), the scheme of arrangement (the “Scheme of Arrangement”) involving GI-Ireland and GI-Cayman (as described in the Proxy Statement on Schedule 14A for the Special Meeting and Extraordinary General Meeting of Holders of Ordinary Shares held on September 14, 2016, filed by GI-Ireland on July 15, 2016) became effective.

Prior to the Scheme of Arrangement, GI-Cayman acquired a GI-Ireland ordinary share. Upon effectiveness of the Scheme of Arrangement, (i) all of the existing ordinary shares of GI-Ireland were cancelled, other than the GI-Ireland ordinary share held by GI-Cayman, and for the avoidance of doubt, the deferred shares and any treasury shares, (ii) GI-Ireland issued shares to GI-Cayman equal to the number of shares cancelled pursuant to (i) above using the reserve created by the cancellation of the GI-Ireland ordinary shares, and (iii) in return for such issuance of GI-Ireland ordinary shares to GI-Cayman, GI-Cayman issued GI-Cayman ordinary shares to existing GI-Ireland shareholders whose shares were cancelled pursuant to (i) above.

As a result of the Scheme of Arrangement, (i) each holder of GI-Ireland A ordinary shares received one GI-Cayman A ordinary share for each GI-Ireland A ordinary share owned by such shareholder, except GI-Cayman who retained its GI-Ireland ordinary shares held prior to the effectiveness of the Scheme of Arrangement, (ii) each holder of GI-Ireland B ordinary shares received one GI-Cayman B ordinary share for each GI-Ireland B ordinary share owned by such shareholder, and (iii) all of the share capital of GI-Ireland became owned by GI-Cayman.

Also, in connection with the effectiveness of the Scheme of Arrangement, GI-Cayman assumed GI-Ireland’s existing obligations in connection with awards granted under GI-Ireland’s share incentive plan (the “Plan”), including all outstanding awards issued thereunder, and amended the Plan as necessary to give effect to the Scheme of Arrangement and the assumption of the Plan by GI-Cayman, including to provide (1) that shares of GI-Cayman will be issued, held available or used to measure benefits as appropriate under the Plan, in lieu of shares of GI-Ireland, including upon the exercise of any stock options or upon the vesting of restricted units issued under the Plan and (2) for the appropriate substitution of GI-Cayman for GI-Ireland in the Plan. This Post-Effective Amendment pertains to the adoption by GI-Cayman of the Registration Statement. GI-Cayman hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The information in the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2016

PROSPECTUS

Global Indemnity Limited

2,000,000 Shares

A Ordinary Shares

The 2,000,000 shares of A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) of Global Indemnity Limited (“GI-Cayman”) covered by this prospectus may be issued to participants in the Global Indemnity Limited Share Incentive Plan, as amended and restated on November 7, 2016 (the “Plan”) (i) upon the exercise of certain outstanding options to purchase the Ordinary Shares or the vesting of certain outstanding restricted shares granted under the Plan, or (ii) in connection with the issuance of certain equity awards (“awards”), including stock options, restricted stock, and other share-based awards as authorized by the Plan and as further detailed in the section entitled “Description of the Plan” beginning on page 3 that are granted after the date of this prospectus. All awards are subject to the terms of the Plan and the applicable award agreement.

This prospectus also covers such additional Ordinary Shares that may become available from time to time under the Plan. We will receive the exercise or purchase price of these equity awards under the Plan if and when such awards are exercised.

Our Ordinary Shares are quoted on the NASDAQ Global Select Market under the symbol “GBLI.”

Investing in these securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and the documents incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2016.

As used in this prospectus, “GI-Cayman” means Global Indemnity Limited, an exempted company incorporated under the laws of Cayman Islands, as successor issuer to Global Indemnity plc, a public limited company incorporated under the laws of Ireland (“GI-Ireland”).

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus and any supplement to this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Incorporation of Certain Information by Reference.”

As used in this prospectus, unless the context requires otherwise, (1) references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction, and (2) references to “Euro” and “€” are to the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

References in this prospectus to “GI-Cayman,” “we,” “our” or “us” refer to Global Indemnity Limited together with its consolidated subsidiaries.

PROSPECTUS SUMMARY

The 2,000,000 shares of our Ordinary Shares covered by this prospectus may be issued upon the exercise of certain outstanding equity awards held by participants in the Plan. In addition, after the date of this prospectus, we may grant certain awards, including stock options, restricted stock, and other share-based awards as authorized by the Plan and as further detailed in the section entitled “Description of the Plan” beginning on page 5, to participants in the Plan. All awards are subject to the terms of the Plan and the applicable award agreement.

You should read this prospectus, any prospectus supplement to this prospectus, any documents that we incorporate by reference in this prospectus and any prospectus supplement and the additional information described below under “Incorporation of Certain Information by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

GLOBAL INDEMNITY LIMITED

GI-Cayman, through its subsidiaries, is one of the leading specialty property and casualty insurers in the industry, provides its insurance products across a distribution network that includes binding authority, program, brokerage, and reinsurance. Our A Ordinary Shares are publicly traded on the NASDAQ Global Select Market under the trading symbol “GBLI.”

On January 1, 2015, one of our subsidiaries, Global Indemnity Group, Inc. completed its acquisition of all of the issued and outstanding capital stock of American Reliable Insurance Company. American Reliable was established in 1952 and is headquartered in Scottsdale Arizona. It has facilities in Scottsdale, Arizona, and Omaha, Nebraska, and writes property and casualty insurance across all 50 states and the District of Columbia. It writes specialty personal lines and agricultural property and casualty insurance, in each case distributed through a network of general and independent agents.

We manage our business through three business segments: Commercial Lines, managed in Bala Cynwyd, PA, offers specialty property and casualty products designed for product lines such as Small Business Binding Authority, Property Brokerage, and Programs; Personal Lines, managed in Scottsdale, AZ, offers specialty personal lines and agricultural coverage; and Reinsurance Operations, managed in Bermuda, provides reinsurance solutions through brokers and primary writers including insurance and reinsurance companies. The Commercial Lines and Personal Lines segments comprise our U.S. Insurance Operations.

We are incorporated in Cayman Islands as an exempted company and our principal executive offices are located at 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands. Our telephone number is +1345 814 7600 and our website address is www.globalindemnity.ky. The information contained on our website is not incorporated by reference into this prospectus.

You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investment in our securities involves various risks. In making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2015, in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 and in the Scheme Proxy Statement, each filed by GI-Ireland (as predecessor registrant to GI-Cayman) and any future filings made by GI-Cayman pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Incorporation of Certain Information by Reference” elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus, any accompanying prospectus supplement and the documents they incorporate by reference may include forward-looking statements that reflect the our current views with respect to future events and financial performance that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of identified transactions or natural disasters, and statements about our future performance, operations, products and services.

Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following:

•	the ineffectiveness of our business strategy due to changes in current or future market conditions;

•	the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products;

•	greater frequency or severity of claims and loss activity than our underwriting, reserving or investment practices have anticipated;

•	decreased level of demand for our insurance products or increased competition due to an increase in capacity of property and casualty insurers;

•	risks inherent in establishing loss and loss adjustment expense reserves;

•	uncertainties relating to the financial ratings of our insurance and reinsurance subsidiaries;

•	uncertainties arising from the cyclical nature of our business;

•	changes in our relationships with, and the capacity of, its general agents, brokers, insurance companies and reinsurance companies from which we derive our business;

•	the risk that our reinsurers may not be able to fulfill obligations;

•	investment performance and credit risk;

•	new tax legislation or interpretations that could lead to an increase in our tax burden;

•	uncertainties relating to governmental and regulatory policies, both domestically and internationally;

•	foreign currency fluctuations;

•	the impact of catastrophic events;

•	our subsidiaries’ ability to pay dividends;

•	deterioration of debt and equity markets;

•	interest rate changes;

•	uncertainties relating to ongoing or future litigation matters; and

•	uncertainties and risks related to acquisitions.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Annual Report on Form 10-K for the year ended December 31, 2015, Item 1A of Part II of the Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016, each filed by GI-Ireland (as predecessor registrant to GI-Cayman), and the documents that we file with the Securities and Exchange Commission (the “SEC” or the “Commission”) from time to time. You may obtain copies of these documents as described under the heading “Incorporation of Certain Information by Reference” elsewhere in this prospectus.

Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

USE OF PROCEEDS

We will receive proceeds from the sale of Ordinary Shares offered by this prospectus only to the extent that equity awards issued under the Plan are exercised for Ordinary Shares covered by this prospectus and are paid for in cash. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness. We cannot estimate the amount of any such proceeds at this time.

PLAN OF DISTRIBUTION

The Plan permits us to issue Ordinary Shares to our and our Affiliates’ (as defined in the Plan) eligible officers, directors, employees, consultants, persons who at the time of grant may be performing services for GI Cayman and non-employee directors. Ordinary Shares being registered hereunder are issuable pursuant to stock options, restricted stock and other share-based award granted under the Plan.

DESCRIPTION OF THE PLAN

On June 11, 2014, the GI-Ireland’s shareholders approved the Plan. The purpose of the Plan is to give GI-Ireland, and GI-Cayman as its successor, a competitive advantage in attracting and retaining officers, employees, consultants and non-employee directors by offering stock options, restricted shares and other stock-based awards.

Administration. The Plan is administered by the Compensation & Benefits Committee (the “Compensation Committee”) of the board of directors of GI-Cayman (the “Board”) or by a committee of the Board that may be designated from time to time to administer or make certain decisions required under the Plan. Subject to the terms and conditions of the Plan, the Compensation Committee is authorized to determine which eligible participants will be granted awards, determine the number of Ordinary Shares covered by an award, determine the terms and conditions of each award granted thereunder, amend awards, determine if amounts payable under an award may be deferred, adopt, alter and repeal any administrative rules and practices governing the Plan, interpret the terms of the Plan and any award granted under the Plan, adopt any sub-plans as necessary, and generally supervise and administer the Plan.

Ordinary Shares Available for Issuance. As of November 7, 2016, the number of GI-Cayman’s Ordinary Shares reserved and available for issuance under the Plan was 1,262,632 shares, subject to any applicable increases or decreases as set forth in the terms of the Plan, and shares which are subject to outstanding options. Ordinary Shares which have been forfeited to GI-Cayman or awards which have been terminated without being exercised, shall be again available for distribution in connection with awards granted under the Plan. Ordinary Shares delivered or exchanged by a participant as full or partial payment to GI-Cayman for the exercise price or withholding taxes of an award shall be again available for purposes of awards under the Plan. The total number of Ordinary Shares subject to any stock option grant to any one participant shall not exceed 300,000 shares during each fiscal year of GI-Cayman. No one participant may be granted more than 50,000 shares in other share-based awards that are contingent upon the attainment of performance goals in any fiscal year of GI-Cayman.

Participants. The following Persons are eligible to be granted awards under the Plan: (i) Persons who are officers, directors, employees or consultants of GI-Cayman and/or any of its affiliates; (ii) Persons who at the time of grant may be performing (or subject to being required to perform) services for GI-Cayman or any of its affiliates (including, without limitation, officers, directors, employees, affiliates and consultants of FPC); and (iii) non-employee directors of GI-Cayman and its affiliates who are responsible for or contribute to the management, growth and profitability of the business of GI-Cayman and its affiliates. However, incentive stock options may be granted only to employees of GI-Cayman its subsidiaries or its parent. For purposes of the Plan, “FPC” means Fox Paine & Company and its subsidiaries and related entities and all partners, members, directors, employees, shareholders and agents of the foregoing and “Person” includes any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

Terms of Stock Options. The Compensation Committee is authorized to grant and administer stock options (including incentive stock options and nonstatutory stock options) under the Plan. The terms of any awards granted under the Plan will be determined by the Compensation Committee, subject to the terms of the Plan. For awards consisting of stock options, the exercise price shall be determined at the time of grant and may not be less than the fair market value of the Ordinary Shares purchasable under the option on the date the option is granted. The term of an option generally may not exceed ten years. The exercise price of options is payable in cash, in shares (including by withholding shares deliverable upon the exercise of options), bank check, or such other instrument or method of payment as the Compensation Committee may accept, as set forth in the individual award agreement. The Plan gives the Compensation Committee discretion to determine the exercisability of stock options granted under the Plan.

Generally, unless otherwise determined by the Compensation Committee or specified in the applicable option, employment or consulting agreement, in the event of a termination of a participant’s employment for any reason, other than for cause, the vesting of any awarded stock options ceases, the term of any unvested stock options lapses and any vested and unvested portions will become unexercisable, except the participant shall have 90 days to exercise any vested stock options that are vested on the date of the participant’s termination. In the event of a termination of a participant’s employment for cause, all outstanding and unexercised stock options, whether vested or unvested, as of the time the participant is notified that his employment is terminated or if the participant voluntarily terminates employment within 90 days after an occurrence of an event that would be grounds for a termination for cause, will be cancelled immediately. Stock options granted under the Plan are generally not transferable other than by will or the laws of descent and distribution or as otherwise permitted under an applicable option agreement to a family member, and are only exercisable during the lifetime of the holder.

Terms of Restricted Shares. The Compensation Committee is authorized to grant and administer restricted shares under the Plan. The terms of any awards granted under the Plan will be determined by the Compensation Committee, subject to the terms of the Plan. Each participant receiving restricted shares shall be issued a share certificate in respect of such restricted shares, unless the Compensation Committee elects to use another system to evidence ownership of the restricted shares. Unless otherwise specified in the term of the agreement issuing the restricted shares, upon a participant’s termination for any reason during the relevant restriction period, all unvested restricted shares will be forfeited to GI-Cayman, without compensation. Except as provided in the Plan, any participant who is issued restricted shares shall have all the rights of a shareholder of GI-Cayman that holds Ordinary Shares, including, if applicable, the right to vote the shares and the right to receive cash dividends or distributions.

Terms of Other Share-Based Awards. The Compensation Committee is authorized to grant and administer other share-based awards under the Plan. The terms of any awards granted under the Plan will be determined by the Compensation Committee, including if the award is payable in, valued in reference to or based on Ordinary Shares, subject to the terms of the Plan. The awards may be given purely as a bonus and not subject to any restrictions or conditions, in payment of the amounts due under an incentive or performance plan sponsored or maintained by GI-Cayman, as share appreciation rights, as share equivalent units, or as awards valued by reference to the book value of the Ordinary Shares. Other share-based awards may be given upon the achievement of performance goals, the criteria of which will be determined by the Compensation Committee. Subject to the determination of the Compensation Committee, other share-based awards will be entitled to receive dividends or dividend equivalents with respect to the number of Ordinary Shares covered by the award, may be subject vesting or forfeiture, may be subject to special waivers of limitations by the Compensation Committee, may be issued for no cash consideration, may be priced as determined by the Compensation Committee and the Compensation Committee will determine the extent to which a participant’s performance goals have been achieved.

Amendments, Adjustments & Termination. The Board or the Compensation Committee may amend, suspend or terminate the Plan, prospectively or retroactively. However, unless otherwise required by law or the Plan, no amendment, suspension or termination shall be made that is adverse to the rights of a participant under any award without such participant’s consent. In some cases, the Plan may not be amended without the approval of the stockholders of GI Cayman to the extent such approval is required under applicable NASDAQ rules, the Internal Revenue Code, and SEC rules. The Compensation Committee may amend the terms of any award that was previously granted, prospectively or retroactively, but no such amendment can be made that is adverse to the rights of the participant thereunder without the participant’s consent. The Plan terminates on February 10, 2019, unless earlier terminated by the Board or the Compensation Committee. Awards outstanding as of such date shall not be affected or impaired by the expiration of the Plan and shall be subject to the terms of the Plan.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by the full text of the Plan, a copy of which is filed herewith as Exhibit 4.4.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Walkers Global.

EXPERTS

The consolidated financial statements of Global Indemnity plc appearing in Global Indemnity plc’s Annual Report (Form 10-K) for the year ended December 31, 2015 (including schedules appearing therein), and the effectiveness of Global Indemnity plc’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

The financial statements as of December 31, 2014 and for each of the two years in the period ended December 31, 2014 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES

FEDERAL SECURITIES LAWS

We are an exempted company incorporated in the Cayman Islands. We were incorporated in the Cayman Islands in order to enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions, and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include a less developed body of Cayman Islands securities laws that provide significantly less protection to investors as compared to the laws of the United States, and the potential lack of standing by Cayman Islands companies to sue before the federal courts of the United States

Some of our officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of their assets are or may be located in jurisdictions outside of the United States.

As a result, it may be difficult to effect service in United States proceedings, recognize and/or enforce judgments of United States courts outside of the U.S, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States

We have appointed Global Indemnity Group, Inc., located at Three Bala Plaza East, Suite 300, Bala Cynwyd, PA 19004, as our agent upon whom process may be served in any action brought against us under the laws of the United States.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in United States courts, a final and conclusive judgment in a federal or state court of the United States of competent jurisdiction for a liquidated sum of money, other than a sum payable in respect of taxes, fines, penalties or similar charges, and which was neither obtained in a manner nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands and which is not inconsistent with a Cayman Islands judgment in respect of the same matters and not impeachable on grounds of fraud, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law without any re-examination of the merits of the underlying dispute.

There is doubt, however, as to whether the Cayman Islands courts would: (i) recognize or enforce judgments of United States courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States, or (ii) in original actions brought in the Cayman Islands, impose liabilities predicated upon the civil liability provisions of the securities laws of the U.S or any state of the United States, in each case on the basis that such provisions are penal in nature

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by GI-Ireland (the predecessor registrant to GI-Cayman) with the SEC are hereby incorporated by reference in this Registration Statement:

•	GI Ireland’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	GI Ireland’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

•	GI Ireland’s Definitive Proxy Statement on Schedule 14A filed April 29, 2016;

•	GI Ireland’s Definitive Proxy Statement on Schedule 14A for the Special Court-Ordered Meeting and Extraordinary General Meeting of Holders of Ordinary Shares of GI-Ireland held on September 14, 2016, filed on July 15, 2016 (the “Scheme Proxy Statement”);

•	GI Ireland’s Current Reports on Form 8-K filed on June 16, 2016, June 20, 2016, July 28, 2016 and September 20, 2016;

•	GI Cayman’s Current Report on Form 8-K12B filed on November 7, 2016;

•	the description of Global Indemnity Limited’s ordinary shares included in the Scheme Proxy Statement, set forth in the section “Description of Global Indemnity Limited Share Capital,” including any amendment or report filed for the purposes of updating such description, and specifically including the Memorandum and Articles of Association Global Indemnity Limited filed as Exhibit 3.3 to the Current Report on Form 8-K filed on November 7, 2016.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents. You may request such documents by contacting us at:

Global Indemnity Limited

Investor Relations

Attn: Walkers Corporate Limited

Cayman Corporate Centre

27 Hospital Road

George Town, Grand Cayman

KY1-9008

Telephone: +1345 814 7600

Email: info@globalindemnity.ky

We have not authorized anyone to give any information or to represent anything not contained in this prospectus or in any of the materials that they have incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated) to be incurred by the registrant in connection with a distribution of securities registered under this Registration Statement:

Amount to be Paid
SEC registration fee	$—
Legal fees and expenses	20,000
Accounting fees and expenses	6,000
Miscellaneous	4,000

Total	$30,000

Item 15. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that each officer or director shall be indemnified out of assets of our company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, we have previously entered into and intend to enter into new agreements to indemnify our directors and executive officers. These agreements will, among other things, indemnify such directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Item 16. Exhibits.

See the Exhibit Index that immediately follows the signature pages to this registration statement, which is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-202804 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bala Cynwyd, State of Pennsylvania, on the 7th day of November, 2016.

GLOBAL INDEMNITY LIMITED

By:	/s/ Thomas McGeehan
Name:	Thomas McGeehan
Title:	Chief Financial Officer

******

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-202804 and power of attorney have been signed below by the following persons in the capacities indicated on the dates indicated.

Signature		Title	Date

*		Chief Executive Officer (Principal Executive Officer) and Director	November 7, 2016
Name:	Cynthia Y, Valko

/s/ Thomas M. McGeehan		Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 7, 2016
Name:	Thomas M. McGeehan

*		Director and Chairman of the Board of Directors	November 7, 2016
Name:	Saul A. Fox

*		Director	November 7, 2016
Name:	Seth J. Gersch

*		Director	November 7, 2016
Name:	John H. Howes

		Director	November 7, 2016
Name:	Bruce Lederman

		Director	November 7, 2016
Name:	Raphael de Balmann

		Director	November 7, 2016
Name:	Joseph W. Brown

/s/ Thomas M. McGeehan
* Executed pursuant to the Power of Attorney granted in this Post-Effective Amendment.

SIGNATURE (AUTHORIZED U.S. REPRESENTATIVE)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-202804 has been signed by the Authorized U.S. Representative on the date indicated:

Dated: November 7, 2016

Authorized U.S. Representative

By:	/s/ Thomas M. McGeehan
	Name:	Thomas M. McGeehan
	Title:	Authorized U.S. Representative

EXHIBIT INDEX

Exhibit No.	Document

4.1	Certificate of Incorporation of Global Indemnity Limited (incorporated by reference to Exhibit 3.1 to Global Indemnity Limited’s Current Report on Form 8-K 12B filed on November 7, 2016).

4.2	Certificate of Incorporation on Change of Name of Global Indemnity Limited (incorporated by reference to Exhibit 3.2 to Global Indemnity Limited’s Current Report on Form 8-K 12B filed on November 7, 2016).

4.3	Amended and Restated Memorandum and Articles of Association of Global Indemnity Limited (incorporated by reference to Exhibit 3.3 to Global Indemnity Limited’s Current Report on Form 8-K 12B filed on November 7, 2016).

4.4	Global Indemnity plc Share Incentive Program (as amended and restated on November 7, 2016) (incorporated by reference to Exhibit 10.14 to Global Indemnity Limited’s Current Report on Form 8-K 12B filed on November 7, 2016).

5.1*	Opinion of Walkers.

23.1*	Consent of Walkers (included as part of Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included in the registration statement on Form S-3 filed by Global Indemnity plc on March 16, 2015).

99.1	“Description of Global Indemnity Limited Share Capital” (incorporated by reference to the section so entitled of Global Indemnity plc’s Proxy Statement on Schedule 14A for the Special Court-Ordered Meeting and Extraordinary General Meeting of Holders of Ordinary Shares held on September 14, 2016, filed on July 15, 2016).

99.2	Form F-N (to be filed concurrently with this registration statement).

*	Filed herewith.